Registration No. 333-________

    As filed with the Securities and Exchange Commission on November 8, 1999

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            DIVA ENTERTAINMENT, INC.
                   (formerly known as QUASAR PROJECTS COMPANY)
                 (Name of small business issuer in its charter)

        Delaware                        8741                     33-0601498
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                            c/o Que Model Management
                                180 Varick Street
                                   13th Floor
                            New York, New York 10014
                                 (212) 807-6994
(Address and telephone number of principal executive offices and principal place of business)

  Peter C. Zachariou, Chief Executive Officer, 180 Varick Street, 13th Floor,
                     New York, New York 10014 (212) 807-6994
            (Name, address and telephone number of agent for service)

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF THE REGISTRATION FEE

Title of Each Class of          Amount                Proposed Maximum               Proposed Maximum            Amount of
Securities to be Registered     to be registered(1)   Offering Price per Share (2)   Aggregate Offering Price    Registration Fee
Common Stock, par
value $.001 per share                    10,000               $2.00                       $   20,000               $    5.56

Common Stock issuable
upon conversion of Series
A Convertible Preferred
Stock(3)                              1,461,538               $2.00                        2,923,076                  812.62

Common Stock issuable
upon conversion of Series B
Redeemable Convertible
Preferred Stock(3)                    2,307,692               $2.00                        4,615,384                1,283.08

Totals......................                                                              $7,558,460               $2,101.26

(1) Rate at which shares of convertible preferred stock convert into shares of common stock is based on current market price of Registrant's securities. For purposes of calculating the registration fee, Registrant has arbitrarily set a current market price of $2.00 per share. This market price was arbitrarily determined and bears no relationship to what the market price may or may not be on the date of conversion.
(2)  Estimated solely for purposes of calculating the registration fee.
(3) Pursuant to Rule 416 this Registration Statement also covers such additional shares as may become issuable as a result of the anti-dilution provisions contained in the Statement of Designations for the Series A Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1999
PROSPECTUS

                        3,779,230 SHARES OF COMMON STOCK

                            DIVA ENTERTAINMENT, INC.

         The selling stockholders are offering for sale up to 3,779,230 shares of common stock. These securities are issuable upon conversion of convertible preferred shares which were issued as part of a merger effective April 1, 1999. We are registering the re-sale of the shares of common stock pursuant to commitments with these security holders. We will pay the expenses of registering the re-sale of the shares.

          The selling stockholders may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sales of the shares. We are registering the re-sale of the shares that are issuable upon conversion of preferred stock.

         A registered broker-dealer who expects to make a market in our securities intends to file a Form 211 with the U.S. Securities and Exchange Commission to initiate coverage of our securities. It is expected that our common stock will be quoted on the OTC Bulletin Board under the symbol "________."

         THESE SHARE HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

             YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE ____ OF THIS PROSPECTUS.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

--------------------------------------------------------------------------------

                 The date of this Prospectus is _________ __, 1999

                                TABLE OF CONTENTS

SUMMARY  ..........................................................     1

RISK FACTORS.......................................................     4

FORWARD-LOOKING STATEMENTS.........................................     8

USE OF PROCEEDS....................................................     8

MARKET FOR COMMON STOCK AND RELATED
STOCKHOLDER MATTERS................................................     9

CAPITALIZATION.....................................................     10

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS................................     11

BUSINESS...........................................................     14

MANAGEMENT.........................................................     18

PRINCIPAL STOCKHOLDERS.............................................     20

CERTAIN RELATIONSHIPS AND TRANSACTIONS.............................     21

SELLING STOCKHOLDERS...............................................     22

PLAN OF DISTRIBUTION...............................................     24

DESCRIPTION OF SECURITIES..........................................     25

SHARES ELIGIBLE FOR FUTURE SALE....................................     27

LEGAL OPINION......................................................     27

EXPERTS............................................................     28

WHERE YOU CAN FIND MORE INFORMATION................................     28

         You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common stock.

                                     SUMMARY

         THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE MORE DETAILED INFORMATION CONTAINED LATER IN THIS PROSPECTUS AND ALL OTHER INFORMATION, INCLUDING THE FINANCIAL INFORMATION AND STATEMENTS WITH NOTES, INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AS DISCUSSED IN THE "WHERE YOU CAN FIND MORE INFORMATION" SECTION OF THIS PROSPECTUS.

                                    ABOUT US

OUR BUSINESS

               We were incorporated in Delaware in 1992 under the name Quasar Projects Company. We were formed for the purpose of merging with or acquiring an operating company with operating history and assets. Our primary activity was, until recently, seeking companies with which to merge or to acquire.

               On March 5, 1999, we, through our wholly-owned subsidiary, Diva Acquisition Corp., merged with a Florida corporation known as Diva Entertainment, Inc. ("Diva-Florida"). In connection with the merger, we changed our name to Diva Entertainment, Inc. We currently operate model agencies in New York and in Los Angeles. We anticipate opening model agencies in additional areas in the future. Management is currently evaluating opportunities in Florida and London. However, management is only at the evaluation stages. We have not signed any letters of intent or agreements to open any additional agencies. We cannot assure you that any additional agencies will be opened.

         Our corporate offices are located at 180 Varick Street, 13th Floor, New York, New York 10014, and our telephone number is (212) 807-6994.

THE MERGER

         In connection with the merger on April 28, 1999, but effective April 1, 1999, we issued 4,225,000 shares of common stock to Diva-Florida's parent corporation, JR Consulting Inc., and 221 shares of Series A Convertible Preferred Stock to subscribers to a private offering conducted by Diva Florida (of which 21 shares of Series A Convertible Preferred Stock were subsequently redeemed). Also in connection with the merger, JR Consulting agreed to convert $3,000,000 of debt, owed to it by Diva Florida, into 3,000 shares of Series B Redeemable Convertible Stock at $1,000 per share. In addition, we entered into an Option Agreement with JR Consulting, so that JR Consulting would maintain its ownership percentage of our outstanding common stock at no less than 65%, exclusive of any conversions of the Series B Redeemable Convertible Preferred Stock into shares of common stock.

          The merger was also contingent upon our selling 350 shares of Series A Convertible Preferred Stock at $2,000 per share to private investors. As of the effective date of the merger, 375 shares of Series A Convertible Stock were sold to investors, resulting in approximately $700,000 of net proceeds to us.

                               ABOUT THE OFFERING

Common Stock Outstanding..............................5,498,800 shares(1)

Common Stock Offered by the Selling Stockholders......3,779,230 shares(2)

Use of Proceeds.......................................We will not receive any proceeds from the sale of
                                                      the shares of common stock
                                                      by the selling
                                                      stockholders.

Risk Factors..........................................The securities offered hereby involve a high
                                                      degree of risk.  See "Risk
                                                      Factors."

Proposed OTC Bulletin
Board Symbol........................................

--------
(1) Does not include shares of common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock and upon exercise of outstanding options and warrants to purchase shares of common stock.

(2) Includes shares issuable upon conversion of our outstanding shares of Series A and Series B Preferred Stock.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of our consolidated financial statements, which are included elsewhere in this Prospectus. This information should be read in conjunction with the consolidated financial statements, related notes and other financial information included elsewhere in this Prospectus.

                                                                                NINE MONTHS ENDED
                                            YEAR ENDED JUNE 30,                      MARCH 31,
                                            -------------------                      ---------
                                            1997            1998                1998             1999

STATEMENT OF OPERATIONS DATA:
Total Revenue                               $1,174,108      $1,446,121          $1,016,000     $1,281,000
Operating Expenses                           1,441,238       1,874,120           1,224,000      1,628,000
Income (Loss) from Operations                 (267,130)       (407,999)           (228,000)      (347,000)
Other Income (Loss)                              1,674         296,688             287,000        (56,000)
Net Income (Loss)                             (265,456)       (111,311)             59,000       (403,000)

                                                             MARCH 31,
                                                                 1999
                                                            ----------
BALANCE SHEET DATA:

Working Capital                                             $ (473,000)
Current Assets                                               1,245,000
Total Assets                                                 2,284,000
Current Liabilities                                          1,718,000
Other Liabilities                                            4,149,000
Stockholders' Deficiency                                    (3,583,000)

                                  RISK FACTORS

          THE SHARES OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING MATTERS, AS WELL AS THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE INVESTING.

WE HAVE A HISTORY OF LOSSES.

         Our loss from operations was $347,000 for the nine months ended March 31, 1999 as compared to loss from operations of $228,000 for the year ended June 30, 1998. This increase was attributable to not having other income from the sale of the studio as the company did for the year ended June 30, 1998. Management expects that we will have a loss for the fiscal year ended June 30, 1999. Moreover, we cannot assure you that we will have a profit in fiscal 2000 or thereafter.

WE ARE HIGHLY DEPENDENT ON PETER ZACHARIOU.

         We are highly dependent upon the continued service of Peter Zachariou, our President and Chairman of the Board. We do not have an employment agreement with Mr. Zachariou. The loss of the services of Mr. Zachariou could hurt our business. We have no key-man life insurance on any key members of staff. See "Management."

WE FACE INTENSE COMPETITION AND MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

          Competition is intense in our business. Many of our competitors and potential competitors have substantially greater financial and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships than we do. We cannot assure you that we will be able to compete successfully against current or future competitors or that the competitive pressures we will face will not harm our business. See "Business--Competition."

WE MAY REQUIRE ADDITIONAL FINANCING AND WE MIGHT NOT BE ABLE TO GET IT.

          Our business is capital intensive. We estimate that the proceeds from the collection of the subscriptions receivable for the Series A Convertible Preferred Stock, $750,000, should be sufficient for working capital for a period of 12 months following the completion of this offering. However, our estimates may be incorrect. As we expand our business, more capital is required. As a result, we may be required in the future to seek additional funding through equity or debt financing to continue to fund growth and expansion. We cannot assure you that funding will be available on acceptable terms, if at all. If we cannot raise funds, our business could be materially harmed.

THE PRINCIPAL STOCKHOLDER CONTROLS AND WILL CONTINUE TO CONTROL US.

          As of the date of this Prospectus, JR Consulting, Inc. owns 76.8% of our common stock. JR Consulting also has an option allowing it to maintain at least 65% ownership of the company. As a result, JR Consulting, Inc. will be able to exercise significant influence and control over decisions that may effect our stockholders. JR Consulting, Inc. shall be able to authorize certain transactions, including mergers, acquisitions, consolidations and sales of substantially all of our assets, without the consent of any of our other stockholders, subject to applicable laws.

WE MAY NOT BE ABLE TO MANAGE OUR OWN GROWTH EFFICIENTLY.

          We may not be equipped to successfully manage this or any other future periods of rapid growth or expansion, which could be expected to place a significant strain on our managerial, operating, financial and other resources. Our operating results will be adversely affected if net sales do not increase sufficiently to compensate for the increase in operating expenses caused by this expansion.

THERE MAY BE FLUCTUATIONS IN QUARTERLY OPERATING RESULTS.

          Our quarterly operating results may vary significantly in the future as a result of many factors, many of which are outside our control. Factors that may affect our quarterly operating results include:

-        the rate at which clients use our models;
-        the time it takes our clients to pay us;
-        price competition;
-        the amount and timing of capital expenditures;
-        other costs relating to the expansion of our business;
-        economic conditions specific to the modeling industry; and
-        general economic conditions.

Any one of the foregoing factors or combination of them may hurt our business.

PENNY STOCK REGULATIONS MAY AFFECT THE MARKET FOR OUR SECURITIES.

          The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosures relating to the market for penny stocks in connection with trades in any stock defined as penny stock. The SEC Regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

          In addition, if the common stock is not quoted on Nasdaq, or if the company does not meet the other exceptions to the penny stock regulations, trading in the common stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share.

          For so long as our common stock is subject to the rules on penny stock, the market liquidity for the common stock, is adversely affected. The regulations on penny stocks limit the ability of broker-dealers to sell the common stock and thus the ability of purchasers of the common stock to sell their securities in the secondary market.

ACTIVE PUBLIC MARKET MAY NOT DEVELOP FOR OUR SECURITIES.

          Quotation for our common stock has not yet begun. In late September 1999, a broker-dealer filed a Form 211 with the U.S. Securities and Exchange Commission to initiate quotation of our common stock on the OTC Bulletin Board. We cannot assure you that a public market for our common stock will develop or be sustained after this offering or in the future.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY EFFECT THE MARKET FOR OUR SECURITIES.

         Our stock price may be hurt by future sales of our shares or the perception that such sales may occur. As of the date of this Prospectus, all of the shares of common stock held by existing stockholders constitute "restricted shares" as defined in Rule 144 of the Securities Act. These shares may only be sold if they are registered under the Securities Act or sold under Rule 144 or another exemption from registration under the Securities Act. Sales under Rule 144 are subject to the satisfaction of certain holding periods, volume limitations, manner of sale requirements, and the availability of current public information about us.

         Substantially all of our restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders, including the common stock covered by this Prospectus. This will permit the sale of registered shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market may hurt the stock's market price.

OUTSTANDING CONVERTIBLE PREFERRED STOCK MIGHT EFFECT THE MARKET FOR OUR COMMON STOCK.

         As of the date of this Prospectus, we have outstanding preferred stock convertible into an aggregate of approximately 3,769,230 shares of common stock (based on a current market price of $2.00 per share which was arbitrarily determined by management for purposes of this filing and calculation). As long as these shares or convertible preferred stock remain outstanding, the terms under which we could obtain additional capital may be adversely affected. Moreover, the holders of the convertible preferred stock may be expected to convert them at a time when we could, in all likelihood, be able to obtain any needed capital by a new offering of our securities on terms more favorable than those provided by these securities.

THERE ARE RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS.

          This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations. The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on certain assumptions:

-        that we will retain and attract clients;
-        that we will retain our talent and attract new talent;
- that there will be no material adverse competitive change in conditions in the our business;
-        that our forecasts accurately anticipate market demand; and
- that there will be no material adverse change in our operations or business or in governmental regulations affecting the Company.

         These assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore we cannot assure you that we will achieve our objectives. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. The decisions of our management, including budgeting, are subjective in many respects. When we make periodic revisions to reflect actual conditions and business developments, we may have to alter our marketing, capital investment and other expenditures, which may in turn also hurt our financial results. Because of the significant uncertainties inherent in the forward-looking information included in this Prospectus, you should not consider this information, which we have included, as a representation by us or by any other person that our objectives or plans will be achieved. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

YEAR 2000 ISSUES MAY IMPACT OUR BUSINESS.

          The Year 2000 issue is the result of computer programs and other business systems being written using two digits rather than four to represent the year. Many of our time-sensitive application and business systems and those of our customers may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in system failure or disruption of operations.

          The Year 2000 problem may impact us. We have assessed our Year 2000 exposure and have upgraded all of our software to Microsoft Year 2000 compliant software. We believe that we will satisfactorily resolve all significant Year 2000 problems and that related costs, if any, will not be material. Estimates of Year 2000 related costs are based on numerous assumptions, including the ability to correct all relevant applications.

                           FORWARD-LOOKING STATEMENTS

         Certain important factors may affect our actual results and could cause those results to differ materially from any forward-looking statements made in this Prospectus or that are otherwise made by us or on our behalf. "Forward-looking statements" are not based on historical facts and are typically phrased using words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" and similar expressions or variations.

         Differences in actual results may be caused by factors such as those discussed in the "Risk Factors" below as well as those discussed elsewhere in this Prospectus and in our filings with the SEC.

                                 USE OF PROCEEDS

         We will receive no proceeds from the sale of the shares being offered by the selling shareholders under this Prospectus. We estimate that we will spend $25,000 in registering the shares under this Prospectus.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

DETERMINATION OF OFFERING PRICE

         Management intends to list our common stock under the symbol "_____" on the OTC Bulletin Board. As of this date, our common stock is not trading or listed on any exchange. Accordingly, the sale price of our common stock (determined for purposes of calculating the registration fee and number of shares issuable upon conversion of convertible preferred stock), was determined arbitrarily by management. This offering bears no relation to our assets, revenues or other matters.

HOLDERS

          As of August 25, 1999, there were approximately 284 holders or record of common stock. We believe that the common stock is held by approximately 284 beneficial holders.

DIVIDEND POLICY

          We have not paid any dividends on our common stock. We currently intend to retain any earnings for use in our business and, therefore, do not anticipate paying cash dividends in the foreseeable future.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 1999, as adjusted to give effect to the merger which occurred on April 28, 1999 but effective April 1, 1999. This table should be read in conjunction with out consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

                                                                       MARCH 31, 1999
                                                                       --------------
                                                                                            AS
                                                               ACTUAL                  ADJUSTED(1)
                                                               ------                  -----------
                                                                       (in thousands)
Current portion of long-term debt(1)                        $        -                 $        -
Long-term debt                                                   4,149                      1,149
Stockholders' Equity:
     Preferred Stock, $.001 par value per share;
         1,000,000 shares authorized
         - Series A Convertible Preferred Stock,
         575 shares issued and outstanding                           -                      1,150
         - Series B Redeemable Convertible
         Preferred Stock, 3,000 shares issued
         and outstanding                                             -                      3,000
     Common Stock of Diva, $.01 par value;
         10,000,000 shares authorized,
         4,500,000 shares issued and outstanding                    45                          -
     Common Stock subscribed, $.01 par value per share,
         221,000 shares issued and outstanding                       2                          -
     Common Stock, $.001 par value per share;
         20,000,000 shares authorized; 5,498,000
         shares issued and outstanding                               -                          5
     Additional Paid in Capital                                    451                         51
     Retained Earnings                                          (4,038)                    (4,038)
     Unrealized loss on marketable securities                      (43)                       (43)
                                                            ----------                 ----------
Total Stockholders' Equity                                      (3,583)                       125
                                                            ----------                 ----------
Total Capitalization                                        $      566                 $    1,274
                                                            ==========                 ==========

----------
(1) As adjusted to reflect (i) share exchange and reverse merger with Quasar Projects Company, (ii) conversion of $3,000,000 in debt owed to JRConsulting, Inc. into 3,000 shares of Series B Redeemable Preferred Stock, and (iii) private placement offering of 375 shares of Series A Convertible Preferred Stock.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto.

         Except for the historical information contained herein, the matters discussed below are forward looking statements involving risks and uncertainties which may cause actual results to materially differ. Those risks and uncertainties include but are not limited to economic, competitive, industry and market factors affecting our operations, markets, products, prices and other factors discussed herein.

RESULTS OF OPERATIONS

         Our revenues principally consist of net management fees. Our clients pay for model time. We deduct a percentage management fee and pay the balance of the fee to the individual model.

         NINE MONTHS ENDED MARCH 31, 1999 AS COMPARED TO NINE MONTHS ENDED MARCH 31, 1998

         Our revenues for the nine months ended March 31, 1999 (the "1999 Period") were $1,281,000 compared to $1,016,000, for the nine months ended March 31, 1998 (the "1998 Period"). The increase was primarily due to the addition of the New York agency.

         Selling, general and administrative expenses in the 1999 Period were $1,592,000 as compared to $1,208,000 in the 1998 Period. The increase was also due to the opening of the New York office.

         Net operating loss for the 1999 Period was $347,000 as compared to a net operating loss of $228,000 for the 1998 Period. The increase was attributable to the development of the New York office.

         In the 1999 Period, we had other expenses of $56,000 as compared to other income of $287,000 in the 1998 Period. The other income in the 1998 Period primarily results from the sale of a studio.

         Our loss from operations was $347,000 for the nine months ended March 31, 1999 as compared to loss from operations of $228,000 for the year ended June 30, 1998. This increase was attributable to not having other income from the sale of the studio as the company did for the year ended June 30, 1998.

         FISCAL YEAR ENDED JUNE 30, 1998 AS COMPARED TO FISCAL YEAR ENDED JUNE 30, 1997

         Our revenues in the year ended June 30, 1998 ("Fiscal 1998") were $1,466,121, compared to $1,741,108 for the year ended June 30, 1997 ("Fiscal 1997"). The decrease was due principally to the addition of the New York agency in January 1998, but also to instability in Fiscal 1998 among Diva's booking agents, which experienced a 100% turnover in Fiscal 1998. Revenues in Fiscal 1998 included $217,238 in other revenues, which consisted of revenues from the sale of a photography studio.

         Selling, general and administrative expenses in Fiscal 1998 were $1,874,120, compared to $1,441,238 in Fiscal 1997. The increase was due primarily to the opening of the New York office.

         Net operating loss was $407,999 in Fiscal 1998, compared to $267,130 in Fiscal 1997. The increase was primarily attributable to startup costs of the New York agency.

         Other income was $296,688 in Fiscal 1998 compared to $1,674 in Fiscal 1997. Other income in Fiscal 1998 included $81,245 from trading in marketable securities and $217,238 from the sale of a studio.

         We had a net loss of $111,311 in Fiscal 1998 as compared to a net loss of $265,456 in Fiscal 1997.

LIQUIDITY AND CAPITAL RESOURCES

         On March 31, 1999, we had a working capital deficit of $473,000. A large part of this deficit is attributable to a litigation reserve of $413,151. Our business is capital intensive. We must pay our modeling talent soon after services are rendered. While our accounts receivable are generally due in 30 days, they are usually collected within 60 to 120 days.

         Our cash needs over the next 12 months are expected to be generated from operations. However, we anticipate opening model agencies in additional areas in the future. Assuming we do not open additional model agencies in the next 12 months, our capital expenditures are anticipated to be $15,000. Such expenditures will be primarily for office equipment. We intend to finance these capital expenditures through working capital.

         In February through April 1999, we conducted a private offering of 750 shares of Series A Convertible Preferred Stock. We received $750,000 of the offering proceeds in cash and a subscription for the other $750,000, of which is payable when we file this Registration Statement. We anticipate receiving the additional $750,000 within the next several days. These proceeds will be used to finance capital expenditures and applied to working capital. Except as described, we have no commitments for additional funding and no assurance can be given that we will obtain additional funding.

YEAR 2000 READINESS

         The Year 2000 issue refers to a condition in computer software where a two-digit field rather than a four-digit field are used to distinguish a calendar year. Unless corrected, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions to various activities and operations. Such an uncorrected condition could significantly interfere with the conduct of our business, could result in disruption of our operations and could subject us to potentially significant legal liabilities.

         We have conducted an assessment of the Year 2000 issue and the potential effect it will have on our business and us. We have also prepared a formal plan for dealing with the Year 2000 issue. We are in the process of updating much of our existing software for Year 2000 compliance by modifying existing internally developed software. We intend to hire outside consultants and acquire new and upgraded third party software packages to replace those currently used by us which cannot be modified.

         While we believe we have made substantial progress in resolving any Year 2000 issues, sufficient testing to date has not been completed to fully validate readiness. Additional testing is planned during 1999 to reasonably ensure Year 2000 readiness. We are planning to complete all necessary Year 2000 upgrades for our systems in 1999.

         The possibility exists that we could inadvertently fail to correct a Year 2000 problem. We believe the impact of such an occurrence would be minor, as substantial Year 2000 compliant equipment additions and upgrades have occurred in recent years. If such resolution does not occur, we believe we will be able to conduct our business, possibly at a reduced volume, using our already Year 2000 compliant server and personal computer software until resolution occurs.

         Third-party suppliers or customers who have not modified their systems to adequately address the Year 2000 issue may also affect us. While we have not already done so, we intend to survey our major customers and suppliers regarding their progress in resolving Year 2000 issues. It is contemplated that this survey will take place during the third and fourth quarter of 1990.

         To date, Year 2000 readiness has cost us an estimated $39,000 (including upgrades to existing systems) and will cost approximately $65,000 in the aggregate to complete.

                                    BUSINESS

BACKGROUND

         We are in the business of representing talent including professional fashion models, commercial actors and theatrical actors. Prima Eastwest Model Management, Inc., a wholly-owned subsidiary of Diva, has operated our Los Angeles agency since 1986. In January 1998, we opened a second agency in New York through the formation of another subsidiary, Que Management, Inc. We anticipate opening model agencies in additional areas in the future. Management is currently evaluating opportunities in Florida and London. However, management is only at the evaluation stages. We have not signed any letters of intent or agreements to open any additional agencies. We cannot assure you that any additional agencies will be opened.

          The talent management business, including model management, is based upon obtaining talent and matching talent to clientele. Traditional modeling clientele include print and television advertising, and runway. Both male and female fashion models have a limited career span. Most professional models are aged between 18 and 25 years, although there is a limited market for child and mature models. As a result, the talent management business is characterized by continuous talent turnover, the need to discover new talent and the need to anticipate and adapt to changing consumer tastes.

          Talent management fees are based on a percentage of the model's fee, plus additional fees paid by the clientele. Our over 500 clients include magazine publishing houses, designers, national retailers and catalogs including Elle Magazine, Talbot's, Nordstroms, Banana Republic and Macy's.

SERVICES

          Prima is divided into two principal divisions, which are designated "Print" and "Profile." An experienced manager in the particular field is in charge of each division. Two experienced managers in the field of print manage Que.

          The Print division of Prima and Que each operates in the competitive modeling agency field and is subdivided into male and female subdivisions. Management believes that the Print division of Prima is one of the leading agencies in this field in Los Angeles. Management also believes that, in the short time since Que began operations, it has become one of the leading print model agencies in New York.

          Prima also provides hair, make up and styling services for models, actors, actresses and celebrities through its Profile division. This division not only offers an important service to the Print division, but it also provides Prima with an entry into the celebrity/entertainment field. It can thus play a key role in the promotion of young models in the entertainment industry.

          Prima intends to commence operation of a Talent and Commercial division, although there is no assurance that this will occur. This division will seek to introduce models who may have a career in the print modeling industry into both the audio and visual entertainment industry and conversely to expand the exposure and portfolio of artists currently in audio and visual entertainment in the print modeling industry.

MARKETS

          The traditional markets for Prima and Que are in the field of print. This includes not only magazines such as Vanity Fair, Glamour, GQ, Mirabella, Cosmopolitan, Allure and Vogue; but also advertising agencies, catalogues; movie production companies such as Universal, Paramount and Warner Brothers; and general industry such as Calvin Klein, Levi's, ABC Television, and the Gianni Versace organization.

MARKETING STRATEGY

          Prima and Que advertise in trade journals used extensively by professionals seeking print modeling services. Furthermore, industry magazines and television have viewed Prima and Que as being high-profile, fast-growing boutique agencies. Prima's and Que's models have been widely seen on magazine covers. This creates a flow of new clients and new models. Prima and Que also rely on their reputations to attract clients and model talent.

COMPETITION

          Prima's Print division competes with the major world-wide model agencies, several of which are headquartered in New York. Prima also competes with many smaller regional firms. Because Prima frequently works with a network of independent agencies when placing its models in other markets and conversely helps place other agencies' models in the Los Angeles market, Prima can compete with the major agencies on a world-wide basis.

          While the New York market with the larger firms tends to attract the super models with its major European markets and larger fee income, Los Angeles on the other hand attracts models who are also seeking an entry into the entertainment industry. The entertainment industry dominates the Los Angeles market and Prima is thus able to provide agency services for models to both print and entertainment industry work. In particular, the success to date of its Profile division, with its service of both the modeling and celebrity market, and the proposed introduction of the Talent and Commercial division at Prima, should provide a highly competitive position for Prima in the entertainment and modeling industry, particularly in the Los Angeles area, although there is no assurance that this will continue. A competitor of Profile has also started a hair and makeup division to try and compete in this attractive market.

          Que competes with the major world-wide model agencies, most of which are headquartered in New York. Que also competes with many smaller regional firms.

Because Que frequently works with a network of independent agencies when placing its models in other markets and conversely helps place other agencies' models in the New York market, Que can compete with the major agencies on a world-wide basis. Having Prima as a part of the group and the expertise of each company in its particular region, Que is able to operate more effectively and efficiently by coordinating many of the jobs between the two companies. This enhances its ability to compete with the major world-wide model agencies. Notwithstanding, there can be no assurance that we can compete effectively in the future.

CUSTOMER AND TALENT BASE

          Prima has been in business for over ten years. Over that period, it has maintained a wide base of both customers and models. The client base is very diverse from department stores to record companies and movie production firms and is not linked solely to the geographic Los Angeles market. Que, although opened more recently in January, 1998, also has a similarly diverse client base.

          Any modeling agency must expand by increasing the talent that it has as part of its portfolio. Que and Prima have had and continue to have a foundation of existing talent, both male and female. The talent base is very diverse including models with different ethnic backgrounds and looks. Furthermore, Que and Prima operate a year-round scouting program with individual scouts travelling around the United States, Europe (both central and eastern) and South America in search of new talent.

          The wide base in both customers and talent enables Prima and Que to meet the demands of its industry. This wide base in customers and talent will also enable Diva to expand its operations.

REGULATION

          Prima holds a Talent License issued by the State of California. This license enables it to operate as a talent agency for all purposes other than film and similar enterprises. Prima has a Screen Actors Guild license in respect of those of its talent who may be used in the film or affiliated industries

          Que does not hold any license in New York.

EMPLOYEES

          At September 30, 1999, we had 22 employees. None of the employees is subject to any collective bargaining agreement. Prima and Que consider their relationships with their employees to be good.

SEASONAL FLUCTUATIONS

          The market demand for the talent we represent is controlled by the requirements of the client base. We service a variety of clients. It has always been our objective to take anti-cyclical measures which might affect a particular group of clients. Without moving into other industries, but by ensuring that the client base covers a wide range of industries, we have found this to be the most practical way of achieving this objective. This does not guarantee that we do not experience fluctuations in our level of activity, but it does mean that most of the time there is no discernable cycle during the year. An exception to this is the midsummer period when a large proportion of the clients reduce their level of activity due to a peak in vacations being taken by employees.

LEGAL PROCEEDINGS

          Prima is a party to litigation which began on January 30, 1997, and is styled The Long Island Savings Bank F.S.B. ("LISB") v. Prima Management, Prima Eastwest Model Management, Inc. Kenneth Godt, Edward T. Stein and Jeffrey Dash, Supreme Court of the State of New York ,County of Suffolk, Index No 3904-97. LISB is suing all of the defendants for approximately $413,151 based upon a demand loan that LISB made to Godt, Stein, Dash and Prima Management and that was allegedly guaranteed by Prima. Under the terms of the alleged guarantee, Prima is primarily liable along with the original obligors in the event of a default. If Prima is found to be liable to LISB as the guarantor of the note, it will seek contribution from the original obligors. Prima is vigorously defending this litigation.

          J R Consulting, Inc. and Prima are parties to another litigation which began on February 12, 1997, and is styled Kenneth Godt v. The Long Island Savings Bank F.S.B., J R Consulting, Inc., Pemm Acquisition Corporation and Prima Eastwest Model Management, Inc., United States District Court, Eastern District of New York, Case No. CV-97-0756 (IS). Pemm Acquisition Corporation ("Pemm") was the wholly owned subsidiary of J R Consulting, Inc. and that was merged into Prima on March 1, 1996 in order to consummate J R Consulting, Inc.'s acquisition of Prima. Godt alleges that Prima promised that it would repay a demand loan that Godt, together with Jeffrey Dash and Edward T. Stein, received from LISB. Godt claims that J R Consulting, Inc. and Pemm agreed to pay Godt's indebtedness to LISB upon the closing of the acquisition of Prima by J R Consulting, Inc. through the merger of Pemm into Prima. Prima allegedly guaranteed the loan and, under the terms of the guarantee, is allegedly primarily liable along with the original obligors in the event of a default. Because of the structure of the acquisition of Prima by J R Consulting, Inc., management of J R Consulting, Inc. believes that neither J R Consulting, Inc. nor Pemm has any liability to Mr. Godt in this litigation. J R Consulting, Inc. and Prima are vigorously defending this litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

          Our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers are elected by the Board of Directors. The following are the names, ages and positions of our directors and executive officers:

         NAME              POSITION                                        AGE
         ----              --------                                        ---

Peter Zachariou            President and Chairman of the Board             39

David Lean                 Chief Financial Officer and Director            53

Maxo Benalal               Vice President and Director                     38

         Peter Zachariou has been President and Chairman of the Board of Diva since April 1999. Mr. Zachariou has been President and Chairman of the Board of J R Consulting, Inc. since June 23, 1995 and Treasurer of J R Consulting, Inc. since July 15, 1997. From June 23, 1995 until August 11, 1995, Mr. Zachariou was also Secretary and Treasurer of J R Consulting, Inc. Furthermore, since June 26, 1998, Mr. Zachariou has been President and a Director of ASD Group, Inc., a public company providing contract manufacturing and engineering services to original equipment manufacturers. For at least the preceding five years, Mr. Zachariou has been a private investor.

         David Lean has been a Director of Diva since April 1999. Mr. Lean has been a Director of J R Consulting, Inc. since August 11, 1995, and was Treasurer of J Consulting, Inc. from April 11, 1995, to May 9, 1997. He has an Honours Degree in Economics from the University of Adelaide in South Australia (1969) and is a Chartered Accountant (1973). Since qualifying as a chartered accountant he has been employed mainly in the base metal mining and smelting industry in Australia, Europe and North America. He has worked in the financial side of the mining industry but has primarily been involved with the commercial aspects of the business. Since 1993 he has been self-employed trading in mineral products.

         Maxo Benalal has been a Director of Diva since April 1999. He is an attorney member of the Madrid Bar and the European Union's Bar. Since 1993, he has been a Senior Partner of DeDiego, Benalal & Associados of Madrid, Spain; the Senior Resident Partner of DeDiego, G. Carreira & Benalal in Brussels, Belgium and an Associated Partner of DeDiego, Benalal & Associados - Raffin, Raffin-Courbe, Gofard & Associes in Paris, France.

         Our directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or their earlier resignation, removal from office or death. Our officers are elected annually by the Board of Directors and serve at the discretion of the Board.

         There are no family relationships among our directors and executive officers.

DIRECTOR COMPENSATION

         We do not currently pay any compensation to our directors although we do reimburse directors for actual expenses incurred in connection with attending in person meetings of the Board of Directors. We may, in the future, compensate our directors.

EXECUTIVE COMPENSATION

         For the fiscal years ended June 30, 1998 and 1997, we did not pay any compensation to our executive officers although we did reimburse executive officers for actual expenses incurred in connection with the performance of their duties. We may, in the future, compensate our directors.

EMPLOYMENT AGREEMENTS

         We currently do not have employment agreements with any of our executive officers.

OPTION GRANTS IN LAST FISCAL YEAR AND HELD AT FISCAL 1998

         For the fiscal years ended June 30, 1998 and 1997, we did not grant any options to purchase our securities and no outstanding stock options were held at the end of the fiscal year ended June 30, 1998.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information, as of the date of this Prospectus relating to the beneficial ownership of Company Common Stock, by those persons beneficially holding more than 5% of the Company's capital stock, by each of the Company's directors and officers, and by all of the Company's directors and officers as a group.

        NAME                              NUMBER OF SHARES             PERCENT

J R Consulting, Inc.(1)                      4,225,000                  76.8%
180 Varick Street, 13th Floor
New York, New York 10014

Peter Zachariou(1)(2)                        4,225,000                  76.8%
180 Varick Street, 13th Floor
New York, New York 10014

----------------
(1) Does not include the shares of common stock issuable upon conversion of the Series B Redeemable Convertible Preferred Stock held by JR Consulting, Inc. or the effect of the Option Agreement between JR Consulting, Inc. and Diva Entertainment, Inc. See "Certain Transactions".
(2)      Represents the shares held by J R Consulting, Inc. Peter
         Zachariou, through Havilland Ltd., is the principal shareholder of J R Consulting, Inc.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         On December 30, 1998, we entered into an agreement with Diva Entertainment, Inc., a Florida corporation ("Diva-Florida"), JR Consulting, Inc., a Nevada corporation and holder of 95.3% of Diva-Florida's outstanding securities ("JRCI"), and Diva Acquisition Corp., one of our wholly owned subsidiaries ("DAC"). Pursuant to this Agreement, Diva-Florida, which owns and operates two model agencies, became a wholly owned subsidiary of ours. Pursuant to the merger and in exchange for the shares of Diva-Florida, (i) each outstanding share of Diva-Florida common stock converted into 0.93888888 of a share of our common stock and (ii) outstanding subscription rights to purchase 1,000 shares of Diva-Florida common stock converted into one share of Series A Convertible Preferred Stock. As a result, we issued 4,225,000 shares of common stock and 221 shares of Series A Convertible Preferred Stock to the security holders of Diva-Florida (of which 21 shares of Series A Convertible Preferred Stock were subsequently redeemed).

         In connection with this merger, JRCI converted $3,000,000 in debt owed to it by Diva-Florida and/or its subsidiaries into 3,000 shares of Series B Convertible Preferred Stock. In addition, we granted to JRCI an option to purchase such number of shares of common stock as necessary to enable JRCI to maintain at least 65% of the issued and outstanding shares of our common stock, plus an additional 1% multiplied by a fraction, the numerator of which is $3,000,000 minus the dollar amount raised in private placements of our Series A Convertible Preferred Stock and the denominator of which is 85,714. The option is exercisable at a price of $.001 per share and continues until such time as all of the shares of Series A Convertible Preferred Stock have been converted.

APPROVAL OF AFFILIATED TRANSACTIONS

         All transactions between us and our directors, executive officers and principal stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and have been and will be approved by a majority of our directors.

                              SELLING STOCKHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of the common stock by each selling stockholder as of the date of this Prospectus, based on information made available to us by the selling stockholder:

                                 BENEFICIAL OWNERSHIP OF
                                    COMMON STOCK PRIOR                              OWNERSHIP OF COMPANY
                                       TO OFFERING                                  STOCK AFTER OFFERING
NAME OF SELLING                  ------------------------     NUMBER OF SHARES      --------------------
STOCKHOLDER                      SHARES(1)  PERCENTAGE(1)     TO BE REGISTERED      SHARES(2) PERCENTAGE
--------------------------------------------------------------------------------------------------------
Richard S. Beatty                 7,692 (3)      *                    7,692             0         0

Brad Blumenthal                  19,231 (3)      *                   19,231             0         0

Barry Seidman                   192,308 (3)      3.4%               192,308             0         0

Dale N. Steen                    23,077 (3)      *                   23,077             0         0

Steven Louth                     19,231 (3)      *                   19,231             0         0

Alex Halpern                     23,077 (3)      *                   23,077             0         0

Frederick Lenz                   23,077 (3)      *                   23,077             0         0

Pegasus Investment
Holdings Ltd.                    38,462 (3)      *                   38,462             0         0

Tabacalera Ltd.                 653,846 (3)     10.6                653,846             0         0

Chadel Ltd.                     153,846 (3)      2.7                153,846             0         0

                                       22

JR Consulting, Inc.           2,307,692 (4)     29.6              2,307,692             0         0

Congregation Beth
Mordechai                       102,615 (3)      1.8                102,615             0         0

John D'Avanzo                    25,615 (3)      *                   25,615             0         0

Gladys D'Avanzo                  25,615 (3)      *                   25,615             0         0

Jason Fok                        76,923 (3)      1.4                 76,923             0         0

Allan Carter                     76,923 (3)      1.4                 76,923             0         0

Telluride Holdings L.C.          10,000          *                   10,000             0         0

----------
 *  Less than 1%

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed. Includes shares of common stock that such persons have the right to acquire a beneficial interest in within 60 days from the date of this Prospectus, including shares issuable upon the exercise of warrants to purchase our common stock.

(2) Assumes that all shares of common stock registered for the account of the selling stockholder are sold.

(3) Represents shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The conversion price is based on the market price (as defined in the Certificate of Designations) of Diva's common stock. Currently, there is no market price for Diva's common stock. Accordingly, for purposes of calculating the number of shares issuable upon conversion of the Preferred Stock, management has arbitrarily set a market price of $2.00 per share.

(4) Represents shares of common stock issuable upon conversion of Series B Redeemable Convertible Preferred Stock. The conversion price is based on the Market Price (as defined in the Certificate of Designations) of Diva's common stock. Currently, there is no Market Price for Diva's common stock. As such, for purposes of calculating the number of shares issuable upon conversion of the Preferred Stock, management has arbitrarily set a market price of $2.00 per share.

                              PLAN OF DISTRIBUTION

        The selling stockholders may sell their shares of common stock in various ways and at various prices. Some of the methods by which the selling stockholders may sell their shares include:

- Ordinary broker transactions and transactions in which the broker solicits purchasers;
-        Privately negotiated transactions;
-        Sales under Rule 144 rather than by using this Prospectus;
-        A combination of any such methods of sale; and
-        Any other legally permitted method.

        The applicable sales price may be affected by the type of transaction.

        The selling stockholders may also pledge their shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the selling stockholders, the brokers may offer and sell the pledged shares.

        Brokers or dealers may receive commissions or discounts, if any, that will be paid by the selling stockholders in connection with the sales of the shares.

        We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholders in connection with the sales of the shares.

        The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states, the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and complied with.

        We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the selling stockholders.

                            DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 20,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share. As of the date of this Prospectus, 5,498,000 shares of common stock and 3,596 shares of preferred stock were outstanding.

COMMON STOCK

        Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders and to a pro rata share of dividends, if any, declared by the Board of Directors from legally available funds. Holders of our common stock have no cumulative voting rights. Upon our liquidation, dissolution or winding up, each stockholder is entitled to share ratably in any assets available for distribution after payment of all debts.

        Stockholders have no preemptive, conversion or other subscription rights and there are no redemption rights or sinking fund provisions applicable to the common stock . All outstanding shares of common stock are, and the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock will be, when issued and delivered, fully paid and non-assessable.

PREFERRED STOCK

        Our Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock, par value $.001 per share. Of such shares, 1,721 shares have been designated Series A Convertible Preferred Stock, of which 575 shares of Series A Preferred Stock are outstanding. In addition, 3,000 shares have been designated Series B Redeemable Convertible Preferred Stock, all of which are outstanding.

        The Series A Convertible Preferred Stock is convertible, at the option of the holder, and shall be mandatorily converted on the first anniversary of its date of issuance, into a number of shares of common stock equal to $2,000 divided by sixty-five percent (65%) of the average "market price" of the common stock over the five trading days prior to conversion, subject to adjustment. Market price for any date shall be the average bid price of the common stock on such date, as reported by the Nasdaq Stock Market, or the average bid price in the over-the-counter market if other than Nasdaq. The holders of Series A Convertible Preferred Stock have a liquidation preference equal to $2,000 per share. Dividends on the Series A Convertible Preferred Stock are payable at the rate of $60.00 per share per annum on each anniversary date of issuance and on conversion pro-rated based on a 360 day year in either cash or, at the option of the company, common stock valued at the conversion rate. The holders of Series A Convertible Preferred Stock do not have voting rights.

        The Series B Redeemable Convertible Preferred Stock is convertible, at the option of the holder, and shall be mandatorily converted on the tenth anniversary of its dates of issuance, into a number of shares of Common Stock equal to $1,000 divided by sixty-five percent (65%) of the average " market price" of the common stock over the five trading days prior to conversion, subject to adjustment. Market price is defined the same as for the Series A Convertible Preferred Stock. We may redeem all or part of the Series B Redeemable Convertible Preferred Stock at any time and from time to time at a redemption price of $1,000 per share, plus any accrued but unpaid dividends. The holders of Series B Redeemable Convertible Preferred Stock have a liquidation preference equal to $1,000 per share. Dividends on the Series B Redeemable Convertible Preferred Stock are payable at the rate of $30.00 per share per annum on each anniversary date of issuance and on conversion pro-rata based on a 360-day year in either cash, or, at the option of the company, common stock valued at the conversion rate. The holders of Series B Redeemable Convertible Preferred Stock do not have voting rights. The Series B Redeemable Convertible Preferred Stock ranks on a parity with the Series A Convertible Preferred Stock with respect to liquidation rights and dividends.

ANTI-TAKEOVER PROVISIONS

        Our Board of Directors has the authority to issue up to 1,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. The rights of holders of common stock will be subject to, and may be adversely affected by , the rights of holders of any preferred stock that may be issued in the future. Although we have no present intention to issue any additional shares of preferred stock, any issuance of preferred stock, while potentially providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Additionally, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 could have the effect of delaying or preventing a change of control.

TRANSFER AGENT

        The transfer agent for the common stock is TranSecurities International, 2510 North Pines, Suite 202, Spokane, Washington 99206-7624.

                         SHARES ELIGIBLE FOR FUTURE SALE

        As of the date of this Prospectus, we have 5,498,800 shares of common stock issued and outstanding. Substantially, all of these shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders, including the common stock covered by this Prospectus. This will permit the sale of registered shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market may hurt the stock's market price.

        In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the "restricted securities" were acquired from us or the date they were acquired from an Affiliate (as that term is defined in Rule
144), then the holder of such restricted securities is entitled to sell a number of shares of common stock equal to 1% of the issued and outstanding shares of common stock (approximately 54,988 shares immediately after this offering) or the average weekly reported volume of trading of the common stock on the Nasdaq SmallCap Market during the four calendar weeks preceding such sale. The holder may only sell such shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information about us. Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to one-year holding period.

        Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us or the date they were acquired from an Affiliate, as applicable, a holder of such restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described below.

        We cannot make any predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that such sales may occur, could adversely affect prevailing market prices.

                                  LEGAL OPINION

        Hand & Hand, 24351 Pasto Road, Suite B, Dana Point, California 92629, is giving an opinion regarding the validity of the offered shares.

                                     EXPERTS

         Our consolidated financial statements as of June 30, 1997 and June 30, 1998 and for the years ended June 30, 1997 and June 30, 1998 are included in this Prospectus. These financial statements have been audited by Marcum & Kliegman LLP, our independent public accountants, as indicated in their report that accompanies the financial statements, and are included in this Prospectus in reliance on the firm Marcum & Kliegman LLP as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         You may read and copy any report or document we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the SEC at 1-800-SEC-0880 for more information about the public reference rooms. Our SEC filings are also available from the SEC's web site located at http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock covered by this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement, as permitted by the SEC's rules and regulations. For further information with respect to us and the common stock offered under this Prospectus, please refer to the Registration Statement, including exhibits. Copies of the Registration Statement, including exhibits, may be obtained from the SEC's public reference facilities listed above upon payment of the fees prescribed by the SEC, or may be examined without charge at these facilities. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the Registration Statement.

         We will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon request, a copy of any or all of the information incorporated herein by reference. Exhibits to any of the documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to Peter C. Zachariou, Diva Entertainment, Inc., 180 Varick Street, 13th Floor, NY, NY 10014, Telephone number (212)807-6994.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                      INDEX

DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheet as of March 31, 1999 (unaudited)............      F-1
Consolidated Condensed Statement of Operations for the three months and
  nine months ended March 31, 1999 (unaudited)...................................      F-2
Consolidated Condensed Statement of Cash Flows for the nine months ended
  March 31, 1999 (unaudited).....................................................      F-3
Notes to Consolidated Financial Statements (unaudited)...........................      F-4

Independent Auditors Report......................................................      F-5
Consolidated Balance Sheet as of June 30, 1998...................................      F-6
Consolidated Statement of Operations for the year ended June 30, 1998............      F-8
Consolidated Statement of Accumulated Deficit for the year ended June 30, 1998...      F-9
Consolidated Statement of Cash Flows for the year ended June 30, 1998............      F-10
Notes to Financial Statements....................................................      F-12

PRIMA EAST WEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

Independent Auditors Report......................................................     F-19
Consolidated Balance Sheet as of June 30, 1997...................................     F-20
Consolidated Statement of Operations for year the ended June 30, 1997............     F-22
Consolidated Statement of Accumulated Deficit for the year ended June 30, 1997...     F-23
Consolidated Statement of Cash Flows for the year ended June 30, 1997............     F-24
Notes to Financial Statements....................................................     F-26

                            DIVA ENTERTAINMENT, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEET

                                                               03/31/99     03/31/99    06/30/98
                                                             (UNAUDITED)  (ADJUSTED)*  (AUDITED)
                                                             -----------  -----------  ---------
        ASSETS                                                 $'000        $'000        $'000
                                                               -----        -----        -----
Current assets
        Cash                                                        0          708         24
        Accounts receivable                                     1,040        1,040        571
        Other current assets                                      205          205        227
                                                               ------       ------     ------
Total current assets                                            1,245        1,953        822

Property plant and equipment, net of accumulated
        depreciation of $75,000 and $23,000 at
        03/31/99 and 06/30/98 respectively                        429          429        281

Other assets
        Goodwill and patents                                      571          571        607
        Other assets                                               39           39         34
                                                               ------       ------     ------
Total other assets                                                610          610        641

        Total assets                                            2,284        2,992      1,744
                                                               ======       ======     ======
        LIABILITIES

Current liabilities
        Overdraft                                                  75           75         51
        Accounts payable                                          621          621        468
        Accrued liabilities                                       173          173        245
        Other current liabilities                                 849          849        494
                                                               ------       ------     ------
Total current liabilities                                       1,718        1,718      1,258

Other liabilities
        Debt payable after 12 months                            4,149        1,149      3,666
                                                               ------       ------     ------
        Total liabilities                                       5,867        2,867      4,924

        SHAREHOLDERS' EQUITY

Common stock                                                       47            5         47
Paid in Capital in excess of par value                            451           51        451
Series A Convertible Preferred Stock                                0        1,150          0
Series B Redeemable Convertible Preferred Stock                     0        3,000          0
Retained earnings                                              (4,038)      (4,038)    (3,635)
Unrealized loss on marketable securities                          (43)         (43)       (43)
Translation adjustment                                              0            0          0
                                                               ------       ------     ------
        Total shareholders' equity                             (3,583)         125     (3,180)
                                                               ------       ------     ------
                                                                2,284        2,992      1,744
                                                               ======       ======     ======

* As adjusted to reflect (i) share exchange and reverse merger with Quasar Projects Company, (ii) conversion of $3,000,000 in debt owed to JRConsulting, Inc. into 3,000 shares of Series B Redeemable Preferred Stock, (iii) private placement offering of 375 shares of Series A Convertible Preferred Stock, and
   (iv) return of $42,000 to an investor from prior private placement.


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                            DIVA ENTERTAINMENT, INC.

                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                                       3 MONTHS ENDED          9 MONTHS ENDED
                                  (UNAUDITED)  (UNAUDITED) (UNAUDITED) (UNAUDITED)
                                   03/31/99      03/31/98   03/31/99    03/31/98
                                  ----------   ----------  ----------  ----------
                                    $'000         $'000     $'000        $'000
                                    -----         -----     -----        -----
Sales                                   510         291       1,281       1,016
Cost of Sales                             0           0           0           0
                                  ---------        ----   ---------       -----
        Gross margin                    510         291       1,281       1,016

SG&A expenses                           558         408       1,592       1,208
Amortisation of goodwill & paten         12          12          36          36
                                  ---------        ----   ---------       -----
        Operating profit (loss)         (60)       (129)       (347)       (228)

Other loss/(income)                      14          (1)         18        (287)
Interest expense                         16           0          38           -
                                  ---------        ----   ---------       -----
        Pre-tax profit (loss)           (90)       (128)       (403)         59

Income tax expenses                       -           -           -           -
                                  ---------        ----   ---------       -----
        Net income (loss)               (90)       (128)       (403)         59
                                  =========        ====   =========       =====

Weighted average number of
common shares outstanding         4,573,667         N/A   1,524,556         N/A

Net loss per share of common sto     ($0.02)        N/A      ($0.26)        N/A

                 The accompanying notes are an integral part of
                     the consolidated financial statements

                            DIVA ENTERTAINMENT, INC.

                 CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

                                                       (UNUADITED)     (UNAUDITED)
                                                     9 MONTHS ENDED  9 MONTHS ENDED
                                                        03/31/99        03/31/98
                                                     --------------  --------------
                                                          $'000           $'000
                                                          -----           -----
Operating activities
        Net income (loss)                                  (403)           (228)
        Depreciation & amortisation                          87              41
        Profit on sale of assets                              -             287
        Change in other net operating assets               (388)           (209)
        Other                                               879             211
                                                           ----            ----

Net cash provided by (used in)
        operating activities                                175             102

Investing activities
        Capital expenditures                               (199)             42
                                                           ----            ----

Net cash provided by (used in)
        investing activities                               (199)             42

Net cash provided by (used in)
        financing activities                                  0               0
                                                           ----            ----

Increase in cash                                            (24)            144
Cash at July 1                                               24               0
Cash at March 31                                              0             144


                 The accompanying notes are an integral part of
                     the consolidated financial statements

                            DIVA ENTERTAINMENT, INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included, and such adjustments are of a normal recurring nature. Results for interim periods should not be considered indicative of results for any other interim period or for future years.

NOTE 2

No income taxes were paid during the nine months ended March 31, 1999.

NOTE 3

The effects of non-cash investing and financing activities have been excluded from the statement of cash flows in accordance with SFAS 95.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Stockholders of
Diva Entertainment, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Diva Entertainment, Inc. and Subsidiaries as of June 30, 1998, and the related consolidated statements of operations, accumulated deficit and cash flows for the year ended June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diva Entertainment, Inc. and Subsidiaries as of June 30, 1998, and the results of their operations and their cash flows for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

Marcum & Kliegman LLP
September 4, 1998, except for Note 12 which is dated April 28, 1999

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                  June 30, 1998

                                     ASSETS
                                     ------

CURRENT ASSETS
--------------
  Cash and cash equivalents                                                        $      23,861
  Accounts receivable, less allowance for doubtful accounts of
   $40,000                                                                               570,684
  Marketable securities, market value                                                     32,171
  Due from parent                                                                         62,000
  Notes receivable                                                                        87,637
  Prepaid expenses and other current assets                                               45,087
                                                                                    ------------


     Total Current Assets                                                                            $    821,440


PROPERTY AND EQUIPMENT, Net                                                                               281,474
-----------------------

OTHER ASSETS
------------
 Goodwill, net of accumulated amortization of $111,774                                   606,771
 Security deposits                                                                        34,112
                                                                                    ------------


       Total Other Assets                                                                                 640,883
                                                                                                       ----------
       TOTAL ASSETS                                                                                    $1,743,797
                                                                                                       ==========


   The accompanying notes are an integral part of these financial statements.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                  June 30, 1998

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES
-------------------
  Cash overdraft                                                                 $      51,343
  Accounts payable, talents                                                            244,195
  Accounts payable, other                                                              223,465
  Accrued expenses and other current liabilities                                       245,440
  Legal reserves                                                                       413,151
  Due to parent                                                                         80,322
                                                                                 -------------

     Total Current Liabilities                                                                       $  1,257,916

OTHER LIABILITIES
-----------------
  Due to parent                                                                      3,386,850
  Due to officers                                                                      279,080
                                                                                 -------------
       Total Other Liabilities                                                                          3,665,930
                                                                                                     ------------

     TOTAL LIABILITIES                                                                                  4,923,846

STOCKHOLDERS' DEFICIENCY
------------------------
  Common stock, $.01 par value; 10,000,000 shares
    authorized, 4,500,000 shares issued and outstanding                                 45,000
  Common stock, subscribed, $.01 par value; 221,000 shares                               2,210
  Additional paid in capital                                                           450,713
  Unrealized loss on marketable securities                                             (42,947)
  Accumulated deficit                                                               (3,635,025)
                                                                                   -----------


     TOTAL STOCKHOLDERS' DEFICIENCY                                                                    (3,180,049)
                                                                                                     ------------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' DEFICIENCY                                                                      $  1,743,797
                                                                                                     ============

   The accompanying notes are an integral part of these financial statements.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        For the Year Ended June 30, 1998

REVENUE
-------
 Management fees, net                                                                 $1,077,265
 Production fees                                                                         234,478
 Other                                                                                   154,378
                                                                                      ----------


     TOTAL REVENUE                                                                                     $1,466,121

OPERATING EXPENSES
------------------
 Selling, general and administrative expenses                                                           1,874,120
                                                                                                       ----------
       LOSS FROM OPERATIONS                                                                              (407,999)

OTHER INCOME (EXPENSE)
----------------------
 Interest income                                                                           4,334
 Interest expense                                                                         (6,129)
 Gain on sale of studio                                                                  217,238
 Miscellaneous income                                                                     81,245
                                                                                      ----------


       TOTAL OTHER INCOME                                                                                 296,688
                                                                                                       ----------

       NET LOSS                                                                                        $ (111,311)
                                                                                                       ==========

   The accompanying notes are an integral part of these financial statements.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT

                        For the Year Ended June 30, 1998

ACCUMULATED DEFICIT :  Beginning                                                                      $(3,523,714)
---------------------

Net Loss                                                                                                 (111,311)
                                                                                                      -----------

ACCUMULATED DEFICIT : Ending                                                                          $(3,635,025)
---------------------                                                                                 ===========

   The accompanying notes are an integral part of these financial statements.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        For the Year Ended June 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
 Net loss                                                                                                $(111,311)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                                                   $    73,681
    Gain on sale of studio                                                             (217,238)
    Decrease in allowance for doubtful accounts                                          18,000
    Increase in accounts receivable                                                    (380,700)
    Increase in prepaid expenses and other current assets                               (17,094)
    Increase in security deposits                                                       (15,301)
    Increase in cash overdraft                                                           17,605
    Increase in accounts payable, talent                                                 76,633
    Decrease in accounts payable, other                                                (110,725)
    Increase in accrued expenses and other current liabilities                          166,438
                                                                                      ---------

       TOTAL ADJUSTMENTS                                                                                  (388,701)
                                                                                                         ---------

       NET CASH USED IN OPERATING ACTIVITIES                                                              (500,012)


CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
  Purchases of property and equipment                                                  (292,628)
  Proceeds from sale of studio                                                          241,566
  Purchase of marketable securities, net                                                (75,118)
                                                                                      ---------


       NET CASH USED IN INVESTING ACTIVITIES                                                             $(126,180)
                                                                                                         ---------

   The accompanying notes are an integral part of these financial statements.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                        For the Year Ended June 30, 1998

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  Repayments of advances from employee                                              $    (2,033)
  Proceeds from officers' loans, net                                                    263,346
  Payments to parent, net                                                               (53,460)
  Proceeds from private placement offering                                              442,200
                                                                                     ----------


       NET CASH PROVIDED BY FINANCING
        ACTIVITIES                                                                                     $   650,053
                                                                                                       -----------

       NET INCREASE IN CASH AND CASH                                                                        23,861
        EQUIVALENTS

CASH AND CASH EQUIVALENTS - Beginning                                                                           -0-
-------------------------                                                                              -----------


CASH AND CASH EQUIVALENTS - Ending                                                                     $    23,861
-------------------------                                                                              ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
--------------------------------------------------
  Cash paid during the year for:

    Interest                                                                                                $6,129

   The accompanying notes are an integral part of these financial statements.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION AND NATURE OF BUSINESS
       Diva Entertainment, Inc. ("Diva"), which is primarily a holding company, was incorporated in the State of Florida on April 3, 1998 and is a majority-owned subsidiary of J R Consulting, Inc. ("JRCI" or the "Parent") which is a reporting company under the Securities and Exchange Act of 1934.

       On May 1, 1998, Diva issued 4,500,000 shares of common stock to JRCI in exchange for 100% of the outstanding common stock of Prima Eastwest Model Management, Inc. ("Prima") and Que Management Inc. ("Que"). The shares issued were valued at the historical cost of JRCI's investment in Prima and Que.

       Prima was incorporated in the State of California on January 29, 1996 and Que was incorporated in State of New York on December 29, 1997. Prima and Que are in the business of providing management services to models and talents in the entertainment industry, primarily in California and New York. Prima also provides production services in California.

       Successful operations are subject to certain risks and uncertainties including, among others, all the problems, expenses, delays and other risks inherent in developing and expanding the Company's client base, actual and potential competition by entities with greater financial resources, experience and market presence than the Company. Further risks and uncertainties relate to the ability of the Company to generate sufficient revenue and obtain financing and additional equity.

       PRINCIPLES OF CONSOLIDATION
       The consolidated financial statements include the accounts of Diva and its wholly owned subsidiaries Prima and Que, collectively referred to as the "Company". All significant inter-company transactions have been eliminated in consolidation. The consolidated financial statements include the operations of Diva and Que for the period from inception to June 30, 1998 and the operations of Prima for the year ended June 30, 1998.

       PROPERTY AND EQUIPMENT
       Property and equipment is stated at cost. Maintenance and repair costs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

       DEPRECIATION AND AMORTIZATION
       The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the life of the lease or the estimated useful life of the improvements, whichever is less. Depreciation and amortization of property and equipment are computed on the straight-line and accelerated methods.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       INCOME TAXES
       The Company files a consolidated tax return with its Parent. Due to net operating losses of the consolidated group, no income tax provision or liability is required in the accompanying consolidated financial statements.

       Income taxes, if any, are provided for the tax effects of transactions reported in the financial statement and consist of taxes currently due and deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes and for operating losses and tax credits that are available to offset future income.

       USE OF ESTIMATES IN THE FINANCIAL STATEMENTS
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH EQUIVALENTS
       For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

       ADVERTISING COSTS
       Advertising costs are expensed as incurred.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

NOTE 2 - MARKETABLE SECURITIES, MARKET VALUE

       In accordance with FASB #115, the Company is required to classify each of their investments into one of three categories, with different accounting for each category. At June 30, 1998, management has classified all their equity securities as available-for-sale securities, which are reported at fair market value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholder's equity. Gains and losses on the sale of securities are recognized on a specific identification basis. At June 30, 1998, the Company had marketable securities of $32,171 with an unrealized loss of $42,947. The Company also had realized gains of $75,180 resulting from sales of securities during the year.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - DUE FROM PARENT

       Due from Parent represents advances made to the Parent by the Company, which bears interest at 9% per annum with principal and accrued interest due on January 1, 2000. For the year ended June 30, 1998, the Company has forgiven the interest.

NOTE 4 - NOTE RECEIVABLE

       In December 1997, Prima entered into an Asset Purchase Agreement (the "Agreement") with an unrelated third party to sell certain assets and liabilities of the studio for $329,203, resulting in a gain of $217,238. The selling price consists of cash payments and notes receivable with interest at 8% per annum. At June 30, 1998, outstanding balance under the notes is $87,637, including accrued interest of $4,267 (see Note 10).

NOTE 5 - PROPERTY AND EQUIPMENT

       Property and equipment consists of the following at June 30, 1998:

                                                                     ESTIMATED
                                                     AMOUNT         USEFUL LIFE
                                                    ---------       -----------
       Office equipment and fixtures                 $110,791         5-7 years
       Leasehold improvements                         193,504           5 years
                                                      -------
                                                      304,295

       Less:  accumulated depreciation
         and amortization                              22,821
                                                      -------

            Property and Equipment, net              $281,474
                                                     ========

       Depreciation and amortization expense for the year ended June 30, 1998 was $25,778.

NOTE 6 - GOODWILL

       Prima has goodwill resulting from a business combination, which is being amortized on the straight-line method over fifteen (15) years. The amortization expense for the year ended June 30, 1998 amounted to $47,903.

NOTE 7 - DUE TO OFFICERS

       Due to officers represents advances made by two officers of the Company which are non-interest bearing and have no definite repayment terms.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - DUE TO PARENT

       Due to Parent, short-term, represents advances made to the Company by the Parent which are non-interest bearing and is due on demand. The outstanding balance at June 30, 1998 is $80,322.

       Due to Parent, long-term, represents advances made to the Company by the Parent, which bears interest at 9% per annum with principal and accrued interest due on January 1, 2000. For the year ended June 30, 1998, the Parent has forgiven the interest. The outstanding balance at June 30, 1998 is $3,386,850.

NOTE 9 - INCOME TAXES

       The Company's total deferred tax assets, which primarily related to net operating loss carryforwards, and tax effects of differences in financial reporting and income tax reporting for amortization of goodwill, and the related valuation allowance are as follows:

       Total deferred tax assets                                    $1,362,000

       Less: valuation allowance                                     1,362,000
                                                                    ----------
            Total Deferred Tax Asset                                $      -0-
                                                                    ==========

       The Company has net operating loss carryforwards of approximately $1,349,000 for federal income tax purposes at June 30, 1998 which expires in the years 2009 through 2013.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

       LEASING ARRANGEMENTS
       The Company leases its New York office through a five-year non-cancelable lease agreement expiring in December 2002. In addition, the Company rents its Los Angeles office on a month to month basis. The Company also leases certain equipment under non-cancelable operating leases that expire through August 1998.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 - COMMITMENTS AND CONTINGENCIES, Continued

       LEASING ARRANGEMENTS, continued

       Future minimum rental commitments under the above noncancellable operating leases as of June 30, 1998 are as follows:

                                     FOR THE YEAR
                                    ENDING JUNE 30,               AMOUNT
                                    ---------------              -------
                                         1999                    $70,522
                                         2000                     70,596
                                         2001                     72,714
                                         2002                     74,892
                                         2003                     37,998
                                                                  ------

                                              Total             $326,722
                                                                ========

       Rent expense for the year ended June 30, 1998 was $75,013.

       CONTINGENCY
       In December 1997, Prima entered into an Agreement with an unrelated third party to sell certain assets and liabilities (see Note 4). Pursuant to this Agreement, Prima assigned the studio lease to the buyer. The future commitments under the lease at June 30, 1998 amounted to $873,609 through October 2007. Prima is contingently liable for these commitments in case the buyer is in default of such payments.

       Prima is named as a defendant in an action filed by a bank in February 1997. The bank is seeking to enforce the terms of certain promissory notes guaranteed by Prima and collateralized by substantially all assets of Prima. At the time of the commencement of the action, the balance was $413,151 together with interest thereon from January 30, 1997. Prima is vigorously defending the law suit and has asserted a cross-claim against a co-defendant, one of the borrowers, who indemnified Prima with any possible loss in connection with this loan. Due to no opinion can be rendered at this time as to whether the co-defendant has sufficient assets to cover the loss, Prima has established a reserve for $413,151.

NOTE 11 - PRIVATE PLACEMENT OFFERING

       In May 1998, Diva commenced a private placement offering of its common stock, wherein it proposed to sell up to 500,000 shares of common stock at a price of $2.00 per share, which expires on July 31, 1998, subject to an extension of the offering up to an additional 90 days. At June 30, 1998, the net proceeds received from the private offering in connection with the sale of 221,000 subscribed shares of common stock was $397,800 (net of placement agent fee of $44,200). At June 30, 1998 the subscribed stock was not yet formally issued.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 11 - PRIVATE PLACEMENT OFFERING, continued

       In accordance with the private placement offering, the placement agent will receive options exercisable until one year from the closing of the offering to purchase up to 300,000 shares of common stock at $2.00 per share. The placement agent and its selected dealers will receive for selling shares to investors, a 10% commission on the selling price to the investors.

NOTE 12 - SUBSEQUENT EVENT - PLAN OF REORGANIZATION

       On April 28, 1999, but effective as of April 1, 1999, Diva Entertainment, known as Quasar Projects Company, a Delaware corporation ("Quasar"), acquired by reverse subsidiary merger Diva, received 4,225,000 shares of Quasar's common stock, representing 76.9% of Quasar's outstanding common stock, for JRCI's 95% equity interest in Diva. In connection with the acquisition, Quasar changed its name to Diva Entertainment, Inc.

       The subscribers to the May 1998 private placement by Diva (see Note 11), who owned the other 5% equity interest in Diva, are entitled, at their respective option, to either shares of Quasar's Series A Convertible Preferred Stock (the "Series A Preferred") on the basis of one share of the Series A Preferred for the subscription rights to 1,000 shares of Diva's common stock or, by exercising dissenters' rights, the fair value of their respective subscription rights for shares of Diva's common stock. The Series A Preferred is entitled to cumulative annual dividends of $60 per share and is convertible, at the option of the holder until the first anniversary of its issuance, when it mandatorily converts, into shares of Quasar's common stock at a conversion rate per share equal to $1,000 divided by 65% of the average market price of Quasar's common stock for the five trading days immediately prior to conversion.

       Prior to, and as a condition to, the foregoing transaction Quasar did a private placement of 750 share of its Series A Preferred for $1,500,000. It received $750,000 of the offering proceeds in cash and a subscription for the other $750,000, which is payable when Quasar files a registration statement for the shares of its common stock underlying the Series A Preferred shares.

       JRCI also converted $3,000,000 of the debt owed to it by Diva and/or Diva's subsidiaries, into 3,000 shares of Quasar's Series B Redeemable Convertible Preferred Stock (the "Series B Preferred"). The Series B Preferred is entitled to cumulative annual dividends of $30 per share, is redeemable in whole or in part at the option of Quasar's Board of Directors at a redemption price of $1,000 per share and is convertible, at the option of the holder until the tenth anniversary of its issuance, when it mandatorily converts, into shares of Quasar's common stock at a conversion rate per share equal to $1,000 divided by 65% of the average market pride of Quasar's common stock for the five trading days immediately prior to conversion.

                    DIVA ENTERTAINMENT, INC. AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS


NOTE 12 - SUBSEQUENT EVENT - PLAN OF REORGANIZATION, continued

       JRCI and Quasar also entered into an Option Agreement giving JRCI the option to purchase such additional shares of Quasar's Common stock at its par value of $.001 per share as are necessary for JRCI to maintain JRCI's ownership of the outstanding shares of Quasar's common stock at no less than 65%. The option expires when all of the shares of Quasar's Series A Preferred have been converted into shares of Quasar's common stock.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Stockholders of
Prima Eastwest Model Management, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Prima Eastwest Model Management, Inc. and Subsidiary as of June 30, 1997, and the related consolidated statements of operations, accumulated deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prima Eastwest Model Management, Inc. and Subsidiary as of June 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Marcum & Kliegman LLP
September 18, 1997

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  June 30, 1997

                                     ASSETS
                                     ------

CURRENT ASSETS
--------------
 Accounts receivable, less allowance for doubtful accounts of
  $58,000                                                                            $  288,377
 Prepaid expenses and other current assets                                                4,999
 Employee advances                                                                       25,535
                                                                                     ----------

       Total Current Assets                                                                          $   318,911


PROPERTY AND EQUIPMENT, Net                                                                              102,434
-----------------------

OTHER ASSETS
------------
 Goodwill, net of accumulated amortization of $63,871                                   654,674
 Security deposits and other assets                                                      19,139
                                                                                     ----------

       Total Other Assets                                                                                673,813
                                                                                                      ----------


       TOTAL ASSETS                                                                                   $1,095,158
                                                                                                      ==========

   The accompanying notes are an integral part of these financial statements.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  June 30, 1997

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------


CURRENT LIABILITIES
-------------------
  Cash overdraft                                                                  $      4,084
  Accounts payable, talents                                                            167,562
  Accounts payable, other                                                              356,545
  Accrued expenses and other current liabilities                                        87,043
  Due to employees                                                                      60,398
  Due to officer                                                                        15,734
  Litigation liability                                                                 413,151
                                                                                  ------------

     Total Current Liabilities                                                                       $ 1,104,517


OTHER LIABILITIES
-----------------
  Due to parent                                                                                        3,458,632
                                                                                                      ----------


     TOTAL LIABILITIES                                                                                 4,563,149


STOCKHOLDERS' DEFICIENCY
------------------------
  Common stock, no par value; 1,000,000 shares
    authorized, 100 shares issued and outstanding
  Additional paid in capital                                                            55,723
  Accumulated deficit                                                               (3,523,714)
                                                                                   -----------

     TOTAL STOCKHOLDERS' DEFICIENCY                                                                   (3,467,991)
                                                                                                      ----------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' DEFICIENCY                                                                       $1,095,158
                                                                                                      ==========

   The accompanying notes are an integral part of these financial statements.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        For the Year Ended June 30, 1997

REVENUE
-------
 Management fees, net                                                               $  812,848
 Production fees                                                                       306,106
 Other                                                                                  55,154
                                                                                    ----------

     TOTAL REVENUE                                                                                     $1,174,108

OPERATING EXPENSES
------------------
 General and administrative                                                          1,178,281
 Selling                                                                               262,957
                                                                                    ----------

       TOTAL OPERATING EXPENSES                                                                         1,441,238
                                                                                                       ----------


       OPERATING LOSS                                                                                    (267,130)


OTHER INCOME (EXPENSE)
----------------------
 Interest expense                                                                         (745)
 Miscellaneous income                                                                    2,419
                                                                                    ----------

       TOTAL OTHER INCOME                                                                                   1,674
                                                                                                      -----------

       NET LOSS                                                                                       $  (265,456)
                                                                                                      ===========

   The accompanying notes are an integral part of these financial statements.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                  CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT

                        For the Year Ended June 30, 1997



ACCUMULATED DEFICIT :  Beginning                                                                     $(3,258,258)
---------------------

Net Loss                                                                                                (265,456)
                                                                                                     -----------


ACCUMULATED DEFICIT : Ending                                                                         $(3,523,714)
---------------------                                                                                ===========

   The accompanying notes are an integral part of these financial statements.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        For the Year Ended June 30, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
 Net loss                                                                                               $(265,456)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                                                   $   58,359
    Decrease in allowance for doubtful accounts                                         18,000
    Decrease in accounts receivable                                                     48,591
    Increase in prepaid expenses and other
     current assets                                                                       (599)
    Increase in employee advances                                                      (16,511)
    Decrease in security deposits and other assets                                       2,006
    Decrease in accounts payable, talent                                               (73,202)
    Decrease in accounts payable, other                                               (128,842)
    Decrease in accrued expenses and other
     current liabilities                                                               (18,702)


       TOTAL ADJUSTMENTS                                                                                 (110,900)
                                                                                                        ---------


       NET CASH USED IN OPERATING ACTIVITIES                                                             (376,356)


CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
  Advances to officer, net                                                             237,000
  Purchase of property and equipment                                                   (80,011)
                                                                                      --------

       NET CASH PROVIDED BY
        FINANCING ACTIVITIES                                                                            $ 156,989
                                                                                                        ---------

   The accompanying notes are an integral part of these financial statements.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                        For the Year Ended June 30, 1997



CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  Proceeds from loan due to parent                                                  $  224,873
  Proceeds from loan due to officer, net                                               (37,266)
  Proceeds from loan due to employee, net                                               60,398
                                                                                    ----------

       NET CASH PROVIDED BY FINANCING
        ACTIVITIES                                                                                        248,005
                                                                                                      -----------

       NET INCREASE IN CASH                                                                                28,638

CASH (OVERDRAFT) - Beginning                                                                              (32,722)
----------------                                                                                      -----------

CASH (OVERDRAFT) - Ending                                                                             $    (4,084)
----------------                                                                                      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
--------------------------------------------------

  Cash paid during the year for interest                                                                     $745

   The accompanying notes are an integral part of these financial statements.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF BUSINESS
       Prima Eastwest Model Management, Inc. and Subsidiary is in the business of providing management services to models and talents in the entertainment industry, primarily in California. The Company also provides related studio rental and production services in California.

       PRINCIPLES OF CONSOLIDATION
       The consolidated financial statements include the accounts of United Prima Omar, Inc. ("UPO"), a wholly owned subsidiary of the Company. All significant intercompany transactions have been eliminated in consolidation.

       PROPERTY AND EQUIPMENT
       Property and equipment is stated at cost. Maintenance and repair costs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

       DEPRECIATION AND AMORTIZATION
       The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the life of the lease or the estimated useful life of the improvements, whichever is less. Depreciation and amortization of property and equipment are computed on the straight-line and accelerated methods.

       USE OF ESTIMATES IN THE FINANCIAL STATEMENTS
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value. The fair value of long-term debt is estimated to approximate fair market value based on the current rates offered to the Company for debt of the same remaining maturities.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       INCOME TAXES
       Income taxes are provided for the tax effects of transactions reported in the financial statement and consist of taxes currently due and deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes and for operating losses and tax credits that are available to offset future income.

NOTE 2 - PROPERTY AND EQUIPMENT

       Property and equipment consists of the following at June 30, 1997:

                                                                  ESTIMATED
                                                  AMOUNT         USEFUL LIFE
                                                  ------         -----------
       Office equipment and fixtures              $  21,982        5-7 years
       Studio                                        21,486        5-7 years
       Leasehold improvements                        74,064          5 years
                                                   --------
                                                    117,532

       Less:  accumulated depreciation
         and amortization                            15,098
                                                   --------

            Property and Equipment, net            $102,434
                                                   ========

       Depreciation and amortization expense for the year ended June 30, 1997 was $10,456.

NOTE 3 - DUE TO OFFICER

       Due to officer represents advances made by an officer of the Company which are noninterest bearing and have no definite repayment terms.

NOTE 4 - DUE TO PARENT

       Due to Parent represents advances made to the Company by the Parent which bears interest at 9% per annum with principal and accrued interest due on January 1, 2000. For the year ended June 30, 1997, the Parent has forgiven the interest.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5 - GOODWILL

       Goodwill of $718,545 from a business combination is being amortized under the straight-line method over 15 years. Amortization of goodwill amounted to $47,903 for the year ended June 30, 1997.

NOTE 6 - INCOME TAXES

       No provision has been made in the accompanying financial statements for income tax expense as a result of the current operating loss and net operating loss carryforwards which are fully reserved.

       The Company's total deferred tax assets, which relate to net operating loss carryforwards, and tax effects of differences in financial reporting and income tax reporting for amortization methods, and the related valuation allowance are as follows:

       Total deferred tax assets                               $1,519,233


       Less valuation allowance                                 1,519,233
                                                               ----------

               Total deferred tax asset                        $      -0-
                                                               ==========

       The Company has net operating loss carryforwards of approximately $1,120,000 for federal income tax purposes at June 30, 1997 which expire through 2012.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

       LEASING ARRANGEMENTS
       The Company leased office space under a noncancelable operating lease which expired in May 1996. The Company subsequently moved its office facilities and leases space on a month to month basis without a formal written lease agreement. The Company also leases studio space under a noncancellable operating lease. In September 1996, the lease agreement was extended through October 2007. The lease payments are subject to increases in accordance with the lease agreement based on fixed percentages and prevailing market rates in the future. The Company also leases certain equipment under noncancelable operating leases which expired in June 1997. Rent expense for the year ended June 30, 1997 was $183,562.

              PRIMA EASTWEST MODEL MANAGEMENT, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


NOTE 7 - COMMITMENTS AND CONTINGENCIES, continued

       LEASING ARRANGEMENTS, continued

       Future minimum rental commitments under such noncancellable operating leases as of June 30, 1997 are as follows:

                                     FOR THE YEAR
                                    ENDING JUNE 30,                AMOUNT
                                    ---------------              ----------
                                         1998                    $   116,644
                                         1999                        108,821
                                         2000                        108,529
                                         2001                        101,411
                                         2002                         95,554
                                      Thereafter                     501,658
                                                                  ----------
                                              Total               $1,032,617
                                                                  ==========

       LITIGATION
       The Company is a defendant in litigation with a financial lender (the "Lender") which was filed in February 1997. The Lender is claiming the Company owes it $413,151 based on a demand loan for funds which the Company had guaranteed in September 1990 (the "Loan") and provided as collateral substantially all the assets of the Company in connection with the Loan. As part of the merger agreement, as described in Note 1, a former stockholder of the Company (the "Stockholder") had assumed the Loan. The Stockholder subsequently defaulted on the Loan and the Lender sued the Company for payment. The Company is vigorously defending the lawsuit and no outcome of this case can be determined at this time.

       The Company is also a defendant in a lawsuit filed by an original borrower (the "Borrower") of the Loan, filed in February 1997, who is also named as a defendant in the above lawsuit filed by the Lender. The Borrower is claiming the Company is responsible for the Loan. The Company is also vigorously defending this lawsuit and no outcome of this case can be determined at this time.

       The Company has recorded a liability for $413,151, the amount of the guarantee, as a litigation liability along with a corresponding charge to goodwill for the same amount, both of which reflect recording the liability as a preacquisition contingency in accordance with Statement on Financial Accounting Standards No. 38 - Accounting for Preacquisition Contingencies of Purchased Enterprises.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, created any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                            DIVA ENTERTAINMENT, INC.

                                  COMMON STOCK

                                   PROSPECTUS

                          ______________________, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware, Article Seventh of the Registrant's Certificate of Incorporation, and Article V of the Registrant's Bylaws. Moreover, the Registrant intends to enter into indemnification agreements with each of the Company's directors and officers.

         As a result of such provisions and the agreements, the Registrant's security holders may be unable to recover monetary damages against directors and officers for action taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not be available for any particular case, security holders may not have any effective remedy against the challenged conduct.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities offered hereby. The Registrant is responsible for the payment of all expenses in connection with this offering.

     Securities and Exchange Commission registration fee           $  2,120.00
     Legal fees and expenses                                       $ 12,500.00
     Accounting fees and expenses                                  $  5,000.00
     Printing and engraving                                        $    500.00
     Blue Sky fees                                                 $  2,500.00
     Miscellaneous                                                 $  2,380.00
                                                                   -----------
     Total                                                         $ 25,000.00

         All amounts except the Securities and Exchange Commission are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         The following sets forth the Registrant's sale of its securities within the last three years, which securities were not registered under the Securities
Act:

1. In May, 1998, our predecessor company, Diva, acquired all of the outstanding and issued stock of two companies, Prima Eastwest Model Management, Inc. and Que Management, Inc. from J R Consulting, Inc. in exchange for issuing 4,500,000 of its own stock to J R Consulting, Inc. (which was then the total outstanding and issued stock of Diva).

2. In May 1998, Diva effected a private placement of 221,000 shares of its common stock resulting in gross proceeds to Diva of $442,000. The securities were sold on a "best efforts" basis to accredited investors pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. In connection with this transaction, Diva did pay a commission to Burlington Securities Corp., the placement agent for Diva.

3. On December 30, 1998, Diva and its parent, J R Consulting, Inc., entered into an Agreement and Plan of Reorganization with our wholly-owned subsidiary, Diva Acquisition Corp. This Agreement was consummated on April 28, 1999, effective April 1, 1999. Under this Agreement, Diva was acquired by merger into Diva Acquisition Corp. for 4,225,000 shares of Diva's common stock. On that date, Diva owed $4,500,000 to its parent company, J R Consulting, Inc. and had subscription obligations to issue 221,000 shares of its common stock to others (the "Diva Subscribers"). Diva agreed to issue 221 shares of preferred stock to the Diva Subscribers. Finally, Diva granted J R Consulting an option pursuant to which JR Consulting may purchase, at a price of $.001 per share at any time until the date on which all shares of Series A Preferred Stock are converted into common stock, such number of shares of common stock as would enable J R Consulting to maintain its ownership percentage of the outstanding shares of our common stock at no less than 65% plus an additional 1% multiplied by a fraction, the numerator of which is $3,000,000 minus the dollar amount raised in private placements of our Series A Redeemable Convertible Preferred Stock and the denominator of which is 85,714.

4. Also in April 1999, Diva entered into subscription agreements with private accredited investors for the sale of 750 shares of Series A Convertible Preferred Stock for $1,500,000 in the aggregate. From these subscription agreements, Diva has actually received gross proceeds of $750,000. The balance, $750,000, is payable upon filing of this Registration Statement.

         These shares were all issued without registration under the Securities Act of 1933, as amended, by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transaction by an issuer not involving a public offering, or Section 3(b) thereof. Each recipient of shares delivered appropriate investment representations to the Registrant with respect thereto and consented to the imposition of restrictive legends upon the certificates evidencing the shares.

ITEM 27. EXHIBITS

2.1 Agreement and Plan of Reorganization, dated December 30, 1998 between Registrant, Diva Entertainment, Inc., Diva Acquisition Corp. and J R Consulting, Inc. (1)
3.1      Certificate of Incorporation. (2)
3.2      By-laws. (2)
3.3 Amendment to Certificate of Incorporation changing name to Diva Entertainment, Inc. (1)
3.4      Certificate of Designation - Series A Convertible Preferred Stock. (3)
3.5 Certificate of Designation - Series B Redeemable Convertible Preferred Stock. (3)
5.1      Opinion of Hand & Hand. (3)
21.2     List of subsidiaries.
23.1     Consent of Hand & Hand. (3)
23.2     Consent of Marcum & Kliegman LLP, independent public accountants. (3)
24.1     Power of attorney (included in the signature page hereof).
27.1     Financial Data Schedule.

-------------------------------
(1) Incorporated by reference to the exhibit of same number filed with the Company's 8-K dated April 28, 1999 and filed August 9, 1999.
(2) Incorporated by reference to the exhibit of same number filed with the Company's registration statement on Form 10-SB, File No. 0-23506.
(3)      To be filed by amendment.

ITEM 28. UNDERTAKINGS.

(a)      Rule 415 Offering.  The undersigned Registrant hereby undertakes to:

         (1) File, during any period in which if offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a) (3) of the Securities Act.

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range many be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on October 25, 1999.

                                                DIVA ENTERTAINMENT, INC.

                                                By:  /s/ PETER C. ZACHARIOU
                                                     ---------------------------
                                                     Peter Zachariou, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter C. Zachariou his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

/s/ PETER C. ZACHARIOU                                                         October 25, 1999
-------------------------------        President and Director
Peter C. Zachariou                     (Principal Executive Officer)

/s/ DAVID LEAN                                                                 October 25, 1999
-------------------------------        Chief Financial Officer and Director
David Lean

/s/ MAXO BENALAL BENDRIHEM                                                     October 25, 1999
-------------------------------        Director
Maxo Benalal Bendrihem

                                  EXHIBIT INDEX

EXHIBIT               DESCRIPTION

21.1     List of subsidiaries

27.1     Financial Data Schedule